Incorporated Under the Laws of
NO. XXX                       the State of Florida                 SHARES XX,XXX

                                                                 CUSIP 2252 10 0


                             CREATIVE VENDING CORP.

                  200,000,000 SHARES OF COMMON STOCK AUTHORIZED
                                  NO PAR VALUE

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE STATUTES.

This Certifies that                      SPECIMEN
                   -------------------------------------------------------------
is the owner of                 AMOUNT                 shares of Common Stock of
               ---------------------------------------

                             CREATIVE VENDING CORP.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed.

In Witness Whereof, the duly authorized officers of this Corporation have hereunto subscribed their names this __ day of ________, 20__.


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           David W. Hempstead, PRESIDENT          Antoinette R. Knapp, SECRETARY